SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): June 11, 2001


                         STORAGE TECHNOLOGY CORPORATION
             (Exact Name of Registrant As Specified In Its Charter)


       Delaware                      1-7534                     84-0593263
---------------------          ------------------         ----------------------
(State or jurisdiction             (Commission                (IRS Employer
  of incorporation)                File Number)             Identification No.)




              One StorageTek Drive, Louisville, Colorado 80028-4309
                (Address of Principal Executive Offices) (Zip Code)


          Registrant's telephone number, including area code (303) 673-5151
                                                             ---------------



                                 Not applicable
           (Former Name or Former Address, if Changed Since Last Report)


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Item 5.           Other Events.

In April 2001, Storage Technology Corporation (the "Company") launched a leveraged equity acquisition program ("LEAP") that is designed to reward selected key employees of the Company who acquire and hold a required number of shares of common stock, par value $.10 per share, of the Company (the "Common Stock") by granting such key employees annual stock option and/or restricted stock awards. The Program is designed to provide retention and performance incentives for such key employees, more closely align the interests of such key employees with those of the stockholders, improve Company performance and increase stockholder value.

Each LEAP participant is required to own and hold, during the three-year duration of LEAP, a specified number of shares of Common Stock based upon his or her base salary. In order to receive future grants under LEAP, a participant must own at least 50% of the required number of shares of Common Stock by July 31, 2001 and 100% of the required number of shares of Common Stock by May 15, 2002.

To meet the share acquisition requirements and deadlines under LEAP, participants are currently purchasing Common Stock and are expected to continue to do so through at least July 31, 2001. Eight of the participants are subject to Section 16 ("Section 16 Reporting Officers") reporting under the Securities Exchange Act of 1934. These Section 16 Reporting Officers will need to acquire an aggregate of approximately 50,000 shares of Common Stock by July 31, 2001. The other participants will need to acquire an aggregate of approximately 200,000 shares of Common Stock by July 31, 2001. The acquisitions of Common Stock by the LEAP participants may be motivated primarily by the desire to satisfy the ownership requirements of LEAP in order to qualify for future equity awards under LEAP. In order to continue to qualify for LEAP and receive option and restricted stock grants, the participants must hold the required number of shares until the end of fiscal 2003, so acquisitions are generally being made by participants with a view to holding the shares for an extended period of time.

The Section 16 Reporting Officers will be filing with the Securities and Exchange Commission Form 4 Statements of Changes of Beneficial Ownership to reflect purchases made to satisfy the ownership requirements of LEAP. The disclosure of the purchases by the Section 16 Reporting Officers may temporarily affect the trading price of the Common Stock. The acquisitions by the other participants also may temporarily increase the perceived demand for shares, which could in turn affect the trading price of the Common Stock.

The trading price of the Company's common stock can be affected by a variety of other factors. Historically, the trading price of the Common Stock has fluctuated significantly. Some of the factors that have affected the trading price include, but are not limited to, the Company's financial performance, such as revenue and earnings, new product development activities and business prospects, and factors relating to broad economic and stock market trends.

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



                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: June 11, 2001                          Storage Technology Corporation




                                             By: /s/  Thomas G. Arnold,
                                                 ---------------------
                                                 Vice President,
                                                 Corporate Controller


























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